AMENDMENT AND MODIFICATION OF PROMISSORY NOTE

THIS AMENDMENT AND MODIFICATION OF PROMISSORY NOTE (this “Amendment”) dated as of NOVEMBER 1, 2016 (the “Effective Date”), is by and between THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION (together with its successors and assigns, “Lender”) and MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Debtor”).

RECITALS

WHEREAS, Debtor executed that certain PROMISSORY NOTE dated as of NOVEMBER 4, 2011 in the principal/notational amount of EIGHTY-SEVEN MILLION THREE HUNDRED TWENTY-FIVE THOUSAND THREE HUNDRED FOUR AND 24/100 DOLLARS ($87,325,304.24), payable to the order of Lender (as amended, modified or restated from time to time, the “Note”);

WHEREAS, the parties desire to amend and modify the Note pursuant to the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Note, as amended hereby.

2. Amendment to Section 3.  Section 3 of the Note is hereby amended in its entirety to read as follows:

3. Payment Schedule.  Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Debtor shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (b) the payment of accrued but unpaid interest hereon, and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity.  If an Event of Default exists under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified herein and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.  If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

The outstanding principal balance of this Note and accrued and unpaid interest thereon shall be due and payable as follows:

(a)ONE HUNDRED NINETEEN (119) consecutive monthly payments of principal and interest in the amount of FOUR HUNDRED FIFTY THOUSAND FOUR HUNDRED FIFTY AND 53/100 DOLLARS ($450,450.53) shall be due and payable commencing on NOVEMBER 30, 2016 and continuing on the LAST day of each calendar month thereafter; and

(b)ONE (1) final payment of the outstanding principal balance of this Note, including all accrued and unpaid interest, shall be due and payable on the EARLIEST of (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) NOVEMBER 1, 2026 (the EARLIEST of such dates being the “Maturity Date”).

AMENDMENT AND MODIFICATION TO PROMISSORY NOTE – PAGE 1

THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION –  MINISTRY PARTNERS INVESTMENT COMPANY, LLC

4. Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

5. Payment of Fees and Expenses.  Debtor further agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

6. Ratifications.  Except as expressly modified and superseded by this Amendment, the Loan Documents as previously entered into and amended from time to time are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.  Debtor hereby acknowledges and agrees that as of the Amendment Effective Date, the outstanding principal balance of the Note is SIXTY-SEVEN MILLION SEVEN HUNDRED FORTY THOUSAND ONE HUNDRED SIXTY-TWO AND 54/100 DOLLARS ($67,740,162.54). and  such amount is due and owing to Lender without any offset or defense to payment.

7. Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

8. Release.  Each Obligor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of such Obligor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Obligor has no right to seek affirmative relief or damages of any kind or nature from Lender.  To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, each Obligor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

9. Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

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THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION –  MINISTRY PARTNERS INVESTMENT COMPANY, LLC

10.Reference to Agreement.  Each of the Loan Documents, including the Note and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Note shall mean and refer to the Note as amended hereby.

11.Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

13.Regulation B—Notice of Joint Intent.  If Obligor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Obligor’s intention to apply for joint credit.  Obligor’s signature below shall evidence such intent.  Obligor’s intent shall apply to future related extensions of joint credit and joint guaranty.

NOTICE OF FINAL AGREEMENT

THE NOTE AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION –  MINISTRY PARTNERS INVESTMENT COMPANY, LLC

EXECUTED as of the Amendment Effective Date.

LENDER:	ADDRESS:

THE NATIONAL CREDIT UNION	National Credit Union Administration
ADMINISTRATION BOARD AS LIQUIDATING	Asset Management and Assistance Center
AGENT OF MEMBERS UNITED CORPORATE	4807 Spicewood Springs Road, Suite 5100
FEDERAL CREDIT UNION	Austin, TX 78759

By:	/s/ Loraine G. Wood
Name:	Loraine G. Wood
Title:	Agent for the Liquidating Agent

With copies of notices to:	Gardere Wynne Sewell LLP
2021 McKinney Avenue, Suite 1600
Dallas, TX 75201
Attention: Steven S. Camp

DEBTOR:	ADDRESS:

MINISTRY PARTNERS INVESTMENT	915 W. Imperial Highway, Suite 120
COMPANY, LLC	Brea, CA 92821

By:	/s/ Joseph Turner
Name:	Joseph Turner
Title:	President and Chief Executive Officer

AMENDMENT AND MODIFICATION TO PROMISSORY NOTE – PAGE 4

THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION –  MINISTRY PARTNERS INVESTMENT COMPANY, LLC